AMENDMENT NO. 1 TO GUARANTY AND PLEDGE AGREEMENT

          AMENDMENT NO. 1 TO GUARANTY AND PLEDGE AGREEMENT, dated as of June 30, 2005 (this "Amendment"), to the Guaranty and Pledge Agreement, dated as of June 30, 2004 (as so amended, and as it in the future may be amended, modified or supplemented from time to time in accordance with its terms, the "Agreement"), by and among Cedric Kushner Promotions, Inc., a Delaware corporation (hereinafter the "CKP"), and each of Redwood Holdings Limited, Platinum Partners Value Limited Arbitrage Fund, L.P. and WEC Partners LLC (collectively, the "Investors").

          WHEREAS, CKP and the Investors have agreed to enter into certain transactions in connection with the initial investment by the Investors in Pledge This Holdings, LLC, a Delaware limited liability company ("Pledge This Holdings"); and

          WHEREAS, as a result of those transactions, each of CKP and the Investors have agreed to amend certain provisions of the Agreement as set forth in this Amendment.

          WHEREAS, the effectiveness of this Amendment is subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment.

          Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to Agreement. Subject to the satisfaction of the condition as to effectiveness set forth in Section 3 of this Amendment, each of CKP and the Investors agree as follows:

       (a) the definition of "Event of Default" contained in Section 1 of the Agreement is hereby amended by deleting the words "within one year of the date hereof" and replacing them with the words "on or before December 31, 2005"; and

       (b) the first sentence of Section 2 of the Agreement is hereby amended by deleting the words "by the first anniversary of the date hereof" and replacing them with the words "on or before December 31, 2005".

     2. Representations and Warranties. In order to induce the Investors to enter into this Amendment, each party hereby, represents and warrants to each of the other parties as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):
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       (a) Each party has the requisite power to execute,  deliver and carry out the terms and provisions of this Amendment;

       (b) The execution, delivery and performance of this Amendment has been duly authorized in accordance with the power and authority of each party and constitutes the legal, valid and binding obligation of each party, and is enforceable against each party in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity; and

       (c) After giving effect to this Amendment, no event shall have occurred and be continuing which constitutes or would constitute a default or an Event of Default under the Agreement.

     3. Conditions Precedent. Notwithstanding any term or provision of this Amendment to the contrary, Section 1 hereof shall not become effective until each of the parties shall receive fully executed counterparts of each of the following documents: (i) this Amendment, (ii) Amendment No. 1 to Class A Common Stock and Installment Payment Agreement, dated as of the date hereof, by and between CKP and the Investors, (iii) First Amendment to the Limited Liability Company Agreement of Pledge This Holdings, LLC, (iv) Distribution Interest Redemption Agreement, dated of the date hereof, by and among Pledge This Holdings and the Investors, and (v) Guaranty Agreement, dated as of the date hereof, by WWSB in favor of the Investors.

     4. Waiver of Event of Default. The Investors hereby agree to waive any and all default, breaches of any covenants, breaches of any representations or warranties, or Events of Default under the Agreement from the date of the Agreement through the date hereof.

     5. References to Agreement. The term "Agreement", "hereof", "herein" and similar terms as used in the Amendment, and references in the Agreement shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Section 4 hereof, the Agreement, as amended by this Amendment.
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     6. Continued  Effectiveness.  Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any default or Event of Default under, the Agreement, except as expressly provided for hereby, and each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the Agreement shall remain in full force and effect from and after the date of this Amendment.

     7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall have the same effectiveness as delivery of a manually executed counterpart of this Amendment.

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     IN WITNESS  WHEREOF,  each of the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.



                                    CEDRIC KUSHNER PROMOTIONS, INC.


                                    By: /s/ Jim DiLorenzo
                                        -----------------
                                        Jim DiLorenzo
                                        Executive Vice President


                                    REDWOOD HOLDINGS LIMITED


                                    By: ________________________________________
                                       Name:
                                       Title:


                                    PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.


                                    By: ________________________________________
                                           Name:
                                           Title:

                                    WEC PARTNERS LLC


                                    By:_________________________________________
                                       Name:
                                       Title: